Exhibit 99.1

7550 Wisconsin Avenue, 10th Floor, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES APPOINTS KENNETH G. FULLER CHIEF FINANCIAL OFFICER

BETHESDA, Md. - April 1, 2016 - LaSalle Hotel Properties (NYSE:LHO) today announced the appointment of Kenneth G. Fuller as Executive Vice President, Chief Financial Officer, Secretary, and Treasurer, effective April 25, 2016. Mr. Fuller succeeds Bruce A. Riggins, who will leave the company to pursue other opportunities. Mr. Riggins will continue to serve as the Company’s Chief Financial Officer for the transitional period.
Michael D. Barnello, President and Chief Executive Officer of the Company, stated, “We are excited about Ken’s return to LaSalle as CFO. He brings demonstrated competence to the CFO role and a long history with LaSalle. Ken was an instrumental member of the LaSalle finance, asset management, and acquisitions/dispositions teams for fifteen years, and we are delighted to have him back. On behalf of the Board and management team, I want to thank Bruce for his contributions to LaSalle during his tenure. We wish him continued success in his future endeavors.”
Mr. Fuller has served as the Founder, Owner and Principal of Vine Investment Partners, a real estate company focused on acquiring and developing multi-family residential properties and hotels, since 2015. Prior to that, Mr. Fuller served in various positions for the Company from 2000 to 2015, including most recently as Treasurer from 2011 to 2015, Vice President of Finance from 2009 to 2011, and Vice President of Asset Management from 2007 to 2009. Mr. Fuller received his Bachelor of Science degree from the School of Hotel Administration at Cornell University.
About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 47 hotels and a mezzanine loan secured by two hotels in Santa Monica, California. The properties are upscale, full-service hotels, totaling more than 12,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Destination Hotels, Davidson Hotel Company, the Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this release include, among others, statements about Mr. Riggins’s expected departure date and Mr. Fuller’s expected start date with the Company. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements.
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Contact:

Max D. Leinweber - 301/941-1500
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